UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 17, 2018

Date of Report (Date of Earliest Event Reported)

LIFE STORAGE, INC.

LIFE STORAGE LP

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-13820	16-1194043
(Life Storage, Inc.)

Delaware	0-24071	16-1481551
(Life Storage LP) (State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6467 Main Street

Williamsville, New York 14221

(Address of Principal Executive Offices)

(716) 633-1850

(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Life Storage, Inc.:

Emerging growth company  ☐

Life Storage LP:

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Life Storage, Inc.  ☐

Life Storage LP  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2018, Life Storage, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Land & Buildings Capital Growth Fund, LP, and its affiliates, and Jonathan Litt (collectively, the “Investor”).

Pursuant to the Cooperation Agreement, the Board of Directors of the Company (the “Board”) has agreed to fix the number of members of the Board at ten (10) until the Company’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”) and has agreed that eight (8) directors will be elected at the 2018 Annual Meeting.

The Cooperation Agreement also provides that the Board has agreed to appoint Dana Hamilton, Edward Pettinella and David L. Rogers, Chief Executive Officer of the Company, to the Board and include such individuals as nominees for the Board in the Company’s 2018 Annual Meeting proxy statement (the “2018 Proxy Statement”). The size of the Board through the date of the Company’s 2019 annual meeting of the shareholders is set at eight (8), subject to increase to nine (9) in the event the Board unanimously agrees.

Under the Cooperation Agreement in the event Ms. Hamilton ceases to be a director of the Company, the Investor has the ability to recommend a substitute board candidate to the Board, subject to certain conditions.

In addition, the Cooperation Agreement provides that the Investor will vote or cause to be voted all its shares of Company common stock at the 2018 Annual Meeting in favor of the election of directors nominated by the Board and otherwise in accordance with the Board’s recommendation, subject to certain exceptions related to extraordinary transactions or recommendations of Institutional Shareholder Services, and includes certain standstill restrictions applicable to the Investor. Under such restrictions, the Investor is restricted from, among other things: (a) engaging in any solicitation of proxies or consents with respect to the election or removal of directors; (b) encouraging, advising or influencing, or assisting other persons with respect to the giving or withholding of any proxy, consent or other authority to vote (other than consistent with the Board’s recommendation); (c) forming or joining a group (including a “group” as defined pursuant to Section 13(d) of the Exchange Act); (d) making or participating in any extraordinary transaction; (e) seeking election or appointment to, or representation on, the Board, or nominating or proposing the nomination of, or recommending the nomination of, any candidate to the Board, except as otherwise permitted in the Cooperation Agreement, or seeking the removal of any member of the Board; (f) making any stockholder proposal; and (g) making any public proposal with respect to certain matters, including any change in the number or term of directors or the filling of any vacancies on the Board. These restrictions expire upon termination of the Cooperation Agreement, subject to earlier termination upon the occurrence of certain events set forth in the Cooperation Agreement.

The Cooperation Agreement terminates on the earlier of ten (10) business days prior to the first day of the Company’s stockholder director nomination period for its 2019 annual meeting or one year from the date of the Cooperation Agreement.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full Cooperation Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference. On March 19, 2018, the Company issued a press release related to the Cooperation Agreement and related matters. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Decision Not to Stand for Re-Election as Director.

On March 18, 2018, Robert J. Attea and Kenneth F. Myszka advised the Company that they will not be standing for re-election for additional terms as directors of the Company at the 2018 annual meeting of shareholders (the “2018 Annual Meeting”) of the Company. Their decision supports the Company’s ongoing succession process. Messrs. Attea and Myszka each indicated that their decision not to stand for re-election does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company. Both Messrs. Attea and Myszka will continue to serve on the Board until the end of their current terms. Mr. Attea will continue to serve as Chairman of the Board until the end of such term and the Board has selected Mark G. Barberio to serve as Chairman of the Board when Mr. Attea steps down from such position at the Company’s 2018 Annual Meeting.

In connection with Mr. Myszka’s decision not to stand for re-election the Company and Mr. Myszka entered into a letter agreement amending certain provisions of his employment agreement related to his voluntary determination not to stand for re-election to the Board. Such letter agreement is included herein as Exhibit 10.2, which exhibit is incorporated by reference.

Appointment of New Directors

Also, the Board increased the number of directors on the Board from seven (7) to ten (10) and elected Dana Hamilton, Edward Pettinella and David L. Rogers, the Company’s Chief Executive Officer, to the Board, effective March 20, 2018. The new directors were elected with terms expiring at the 2018 Annual Meeting. At this time, Ms. Hamilton will serve on the Audit Committee of the Board and Mr. Pettinella will serve on the Nominating and Governance Committee of the Board. With the planned retirements of Messrs. Attea and Myszka from the Board as set forth above, the number of directors to be elected at the 2018 Annual Meeting shall be eight (8).

Ms. Hamilton age 49, has been a Partner and Head of Real Estate at Pretium Partners, LLC, a specialized investment management firm, since April 2017. Ms. Hamilton is also the co-founder of Ameriton LLC, a real estate company, and has served as its President since October 2014. From October 2013 to October 2014, she served as President and Chief Executive Officer, and trustee, of Borderplex Community Trust. From May 2005 until 2013, Ms. Hamilton served as President - Europe and member of the Executive Committee at Archstone, one of the largest apartment companies in the United States and Europe. From August 1994 until May 2005, she held various leadership positions at Archstone, including Executive Vice President - National Operations. Ms. Hamilton previously served as a director of FelCor Lodging Trust Incorporated, a real estate investment trust, from April 2016 until September 2017. Ms. Hamilton graduated from Stanford University and earned a Masters of Business Administration from the Haas School of Business at the University of California at Berkeley. Ms. Hamilton’s financial and analytical background, particularly focused on real estate investing and finance, together with her general management and other diverse experience, has led the Board to conclude she should be elected to the Board.

Mr. Pettinella, age 66, was the Chief Executive Officer and a director of Home Properties Inc., a publicly traded REIT, from 2003 to 2015. He served Home Properties Inc. as an Executive Vice President and director from 2001 to 2003. From 1997 to 2001, he served as President of Charter One Bank of New York and Executive Vice President of Charter One Financial, Inc., and from 1980 through 1997, he served in several managerial capacities for Rochester Community Savings Bank. Mr. Pettinella presently is a member of the Board of Directors of Manning & Napier, Inc., where he serves as Chair of the Audit Committee and a member of the Compensation and Nominating and Corporate Governance Committees. He is also a Board member of Rochester Business Alliance, National Multi Housing Council and Syracuse University, as well as a member of ULI and NAREIT. Mr. Pettinella graduated from the State University of New York at Geneseo and earned a Masters of Business Administration from Syracuse University. His experience as a Chief Executive Officer, as well as his experience in corporate finance and public company operations, led the Board to conclude that he should be elected to the Board.

Mr. Rogers, age 62, has served as Chief Executive Officer of the Company since March 1, 2012 and served as Chief Financial Officer of the Company from inception of the Company in 1995 until February 29, 2012. He has more than thirty (30) years of experience in the commercial real estate industry and self-storage industry. As Chief Executive Officer of the Company he has intimate knowledge related to all aspects of the Company’s business. Mr. Rogers also serves on the board of directors of several not for profit organizations and charities.

Michael Rogers and John Rogers are brothers of Mr. David Rogers and are employees of the Company. In 2017, Michael Rogers was paid a base salary and bonus of approximately $190,000 and he was issued 3,000 shares of restricted stock of the Company which vest over 8 years. His 2018 salary is approximately $171,000. In 2017, John Rogers was paid a base salary and bonus of approximately $139,000. His 2018 salary is approximately $143,000.

Other than as disclosed in Item 1.01 above, there are no arrangements or understandings between any director and any other person pursuant to which such person was elected as director of the Company.

Except as set forth above, the new directors are not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

The Board has affirmatively determined that Ms. Hamilton and Mr. Pettinella are each independent from management within the meaning of New York Stock Exchange listing standards and as defined in the rules and regulations of the Securities and Exchange Commission.

Ms. Hamilton and Mr. Pettinella, as independent directors of the Company, will receive compensation and restricted stock grants in accordance with the Company’s director compensation program, with annual compensation being prorated for the current year.

In connection with the directors’ appointment, the Company and each director are expected to enter into Indemnification Agreements with respect to their services as directors.

The form of Indemnification Agreement is expected to be substantially the same as previously entered into with other directors of the Company. In general, the Indemnification Agreements will provide that the Company will, to the full extent permitted by applicable law, indemnify directors against all expenses, judgments, costs, fines and amounts paid in settlement actually incurred by directors in connection with any civil, criminal, administrative or investigative action brought against the directors by reason of their relationship with the Company. The Indemnification Agreements will provide for indemnification rights regarding third-party claims and proceedings brought by or in the right of the Company. In addition, the Indemnification Agreements will provide for the advancement of expenses incurred by the directors in connection with any proceeding covered by the Indemnification Agreements as permitted by law. A copy of the form of the Indemnification Agreement is included herein as Exhibit 10.3, which exhibit is incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On March 19, 2018, the Company issued a press release with respect to the matters set forth herein, a copy of which press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On March 17, 2018 the Company set the date of its 2018 Annual Meeting as May 31, 2018 and set the record date for such meeting as April 17, 2018. At the 2018 Annual Meeting, among other matters, the Company will elect eight (8) members to the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement by and among Life Storage, Inc., Land & Buildings Capital Growth Fund, LP, and its affiliates, and Jonathan Litt

10.2	Letter Agreement between Life Storage, Inc. and Kenneth F. Myszka

10.3	Form of Indemnification Agreement

99.1	Press Release issued on March 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE STORAGE, INC.

Date: March 19, 2018
	By	/s/Andrew J. Gregoire
	Name:	Andrew J. Gregoire
	Title:	Chief Financial Officer

LIFE STORAGE LP

Date: March 19, 2018	By: LIFE STORAGE HOLDINGS, INC., as General Partner

	By	/s/Andrew J. Gregoire
	Name:	Andrew J. Gregoire
	Title:	Chief Financial Officer